NUMBER	SHARES

_________	_________

MILLENNIUM BIOTECHNOLOGIES GROUP, INC.
incorporated under the laws of the state of delaware

SERIES F CONVERTIBLE PREFERRED STOCK

THIS CERTIFIES THAT ___________________________________________________ is the record holder of __________________________ FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES F CONVERTIBLE PREFERRED STOCK, $1.00 PAR VALUE, OF MILLENNIUM BIOTECHNOLOGIES GROUP, INC. (the “Corporation”), transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned.  This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the Certificate of Designation of Rights, Preferences and Limitations of Series E Convertible Preferred Stock and Series F Convertible Preferred Stock (the “Certificate of Designations”) and the By-Laws of the Corporation, as now or hereafter amended, to all of which the holder of this certificate, by acceptance hereof, assents. THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND CANNOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION THEREFROM, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF THE CORPORATION.  The shares represented by this certificate are convertible into shares of Common Stock of the Corporation in the manner and upon the occurrence of certain events as set forth in the Certificate of Designations.  The powers, preferences, rights, limitations and restrictions of the Series F Convertible Preferred Stock are set forth in the Certificate of Designation which has been filed with the Secretary of State of the State of Delaware, a copy of which is on file at the office of the Corporation.  The Corporation shall furnish without charge to the record holder of this certificate upon written request by such holder, copies of the Certificate of Designations, the Certificate of Incorporation and the By-Laws, as well as the document or documents setting forth the powers, preferences and rights of each of the other classes of the Corporation's stock or series thereof and the qualifications, limitations or restrictions of such preferences or such rights.  This certificate is not valid unless signed by its respective officers as set forth below.

Dated: ___________

[CORPORATE SEAL]

Frank Guarino,	Mark Mirken,
Chief Financial Officer	Chief Executive Officer

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The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	UNIF GIFT MIN ACT ___________________
TEN ENT	as tenants by the entireties	(Cust) (Minor)
JT WROS	as joint tenants with right	under Uniform Gifts to Minor Act ________
	of survivorship and not as	(State)
tenants in common

Additional abbreviations may also be used though not in the above list.

For value received, ____________________________________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
         OF ASSIGNEE

(Please print or typewrite name and address including postal zip code of assignee)

________________________________________________________________ Shares of the Series F Convertible Preferred Stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint _______________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: _______________

NOTICE:  The signature(s) to this assignment must correspond with the name(s) as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

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